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                                                                  EXHIBIT 4.5(b)

                                                            [CONFORMED COPY]

                      AMENDMENT NO. 2 TO CREDIT AGREEMENT

        AMENDMENT dated as of December 24, 1996 to the Amended and Restated Credit Agreement dated as of May 30, 1995 (as heretofore amended, the "Agreement") among Cabot Oil & Gas Corporation, the Banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent.

                              W I T N E S S E T H:

        WHEREAS, the parties hereto desire to amend the Agreement as set forth below;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions, References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference therein to "this Agreement", "hereof", "hereunder", "herein" and "hereby" and each similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

        SECTION 2. Amendment of the Agreement. The Agreement is amended as follows:

   (a) The phrases "not less than 60 days prior to such Extension Date" and "within 30 days prior to such Extension Date" appearing in Section 2.13 are changed to "not later than April 15 preceding such Extension Date" and "not later than May 15 preceding such Extension Date", respectively.

   (b) The dates "April 1" and October 1" appearing in Section 5.09(a) are changed to "March 15" and "September 15", respectively and the phrase "commencing October 1, 1995," appearing in Section 5.09(a) is deleted.

   (c)  The number "60" appearing in Section 5.10(b)(ii) is changed to "30".
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        (d)  Section 5.13 is amended to read in its entirety as follows:

                "The Annual Coverage Ratio will at no time be less than 2.8:1. For this purpose:

                "Annual Coverage Ratio" means at any date the ratio of Consolidated Cash Flow to Consolidated Interest Expense for the period of four consecutive fiscal quarters most recently ended on or prior to such date."

                "Consolidated Cash Flow" means, for any period, the net cash from operating activities of the Borrower and its Consolidated Subsidiaries for such period, as the same is, or would in accordance with generally accepted accounting principles be set forth in a statement of cash flows for such period, plus to the extent deducted in determining such net cash from operating activities, the sum of (i) consolidated interest charges incurred by the Borrower and its Consolidated Subsidiaries during such period and (ii) income tax expense.

                "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period in accordance with generally accepted accounting principles.

        (e)  The text of Section 5.14 is deleted in its entirety.

             SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

             SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written




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confirmation from such party of execution of a counterpart hereof by such party).




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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                             CABOT OIL & GAS CORPORATION


                                             By  Scott C. Schroeder
                                                 ------------------------------
                                                 Title: Assistant Treasurer

                                             MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK


                                             By  Carl J. Mehldau, Jr.
                                                 ------------------------------
                                                 Title:

                                             TEXAS COMMERCE BANK NATIONAL
                                               ASSOCIATION


                                             By  Lori Vetters
                                                 ------------------------------
                                                 Title:


                                             NATIONSBANK OF TEXAS, N.A.


                                             By  Kristen B. Palmer
                                                 ------------------------------
                                                 Title:


                                             THE FIRST NATIONAL BANK OF
                                               BOSTON


                                             By  Virginia Ryan
                                                 ------------------------------
                                                 Title:





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                                         THE BANK OF MONTREAL


                                         By /s/ ROBERT L. ROBERTS
                                            -----------------------------
                                            Title: Director




                                         MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK, as Agent


                                         By /s/ CARL J. MEHLDAU, JR.
                                            -----------------------------
                                            Title: Associate




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